BYLAWS
					 OF
		FIRST CITIZENS BANCSHARES, INC.
	       (As last amended April 28, 1997)

				   Index

				   ARTICLE I

				   Offices

	  Section 1.  Principal Office
	  Section 2.  Registered Offices
	  Section 3.  Other Offices

					ARTICLE II

					Meetings of Shareholders

	  Section 1.  Place of Meetings
	  Section 2.  Annual Meetings
	  Section 3.  Special Meetings
	  Section 4.  Notice of Meetings
	  Section 5.  Voting Lists
	  Section 6.  Quorum
	  Section 7.  Proxies
	  Section 8.  Voting of Shares
	  Section 9.  Informal Action By Shareholders
	  Section 10. Presiding Officer

					ARTICLE III

					Directors

	  Section 1.  General Powers
	  Section 2.  Number, Term and Qualifications
	  Section 3.  Election of Directors
	  Section 4.  Removal
	  Section 5.  Vacancies
	  Section 6.  Chairman of the Board
	  Section 7.  Compensation
	  Section 8.  Committees of the Board

					ARTICLE IV

					Meetings of Directors

	  Section 1.  Regular Meetings
	  Section 2.  Special Meetings
	  Section 3.  Notice of Meetings
	  Section 4.  Quorum
	  Section 5.  Manner of Acting
	  Section 6.  Informal Action by Directors


					ARTICLE V

					Executive Committee

	  Section 1.  Membership and General Powers
	  Section 2.  Vacancies
	  Section 3.  Removal
	  Section 4.  Minutes
	  Section 5.  Responsibility of Directors
	  Section 6.  Ex Officio Members
	  Section 7.  Chairman of the Executive Committee

					ARTICLE VI

					Executive Management
Group

	  Section 1.  Membership and Duties

					ARTICLE VII

					Officers

	  Section 1.  Number
	  Section 2.  Election and Term
	  Section 3.  Removal
	  Section 4.  Compensation
	  Section 5.  Chairman of the Board, Executive Vice
Chairman of the Board, Vice Chairman of 		  the Board, and Preside
	  Section 6.  Vice Chairman
	  Section 7.  President
	  Section 8.  Executive Vice Presidents, Senior Vice
Presidents and Other Vice Presidents
	  Section 9.  Secretary
	  Section 10. Assistant Secretaries
	  Section 11. Treasurer
	  Section 12. Assistant Treasurers
	  Section 13. Other Officers
	  Section 14. Bonds

					ARTICLE VIII


Contracts, Loans, Checks and Deposits

	  Section 1.  Contracts
	  Section 2.  Loans
	  Section 3.  Checks and Drafts
	  Section 4.  Deposits






					ARTICLE IX


Certificates of Stock and Their Transfer

	  Section 1.  Certificates of Stock
	  Section 2.  Transfer of Stock
	  Section 3.  Fixing Record Date
	  Section 4.  Lost Certificates
	  Section 5.  Registered Shareholders
	  Section 6.  Treasury Shares

					ARTICLE X

					General Provisions

	  Section 1.  Dividends
	  Section 2.  Seal
	  Section 3.  Annual Statement
	  Section 4.  Notice and Waiver of Notice
	  Section 5.  Amendments
	  Section 6.  Fiscal Year
	  Section 7.  Indemnification
	  Section 8.  Disallowance of Deductions
					BYLAWS
					OF
					FIRST CITIZENS
BANCSHARES, INC.
					(As last amended April
28, 1997)


					ARTICLE I

					Offices

	   Section 1. Principal Office: The principal office of the corporation shall be located in Raleigh, Wake County, North
Carolina.

	   Section 2. Registered Offices: The registered office of the corporation required by law to be maintained in the State of Delaware shall be located in Wilmington, New Castle County, Delaware. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

	   Section  3.	Other Offices:	The corporation may  have
offices at such other places, either within or without the  State
of  Delaware,  as the Board of Directors from time  to	time  may
determine, or as the affairs of the corporation may require.

					ARTICLE II

					Meetings of Shareholders

	   Section  1.	 Place	of  Meetings:	All  meetings  of
shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or
agreed	upon by a majority of the shareholders entitled  to  vote
thereat.

	   Section  2.	Annual Meetings:  The annual  meeting  of
shareholders  shall be held at the designated  location  on  such
date  during  the  first  six months of each  year  as	shall  be
determined  by	the  Chairman of the Board,  the  Executive  Vice
Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors. The purpose of such annual meeting shall be to elect directors of the corporation and for the transaction of such other business as may properly be brought before the meeting.

	   Section 3.  Special Meetings:  Special meetings of the
shareholders  may be called at any time by the	Chairman  of  the
Board, Executive Vice Chairman of the Board, Vice Chairman of the
Board,	President  or  Secretary, and  shall  be  called  by  the
President or Secretary at the request in writing of a majority of the Board of Directors. Such written request shall state the purpose or purposes of the proposed meeting.
	    Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

	   Section  4.	Notice of Meetings:  Written  or  printed
notice	stating the place, day and hour of the meeting	shall  be
delivered  not less than ten nor more than sixty days before  the
date  thereof,	either	personally or  by  mail,  by  or  at  the
direction of the Chairman of the Board, Executive Vice Chairman of the Board, Vice Chairman of the Board, President, Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

	  In the case of an annual meeting, the notice of meeting
need not specifically state the business to be transacted thereat
unless	such a statement is expressly required by the  provisions
of the General Corporation Law of the State of Delaware.

	  In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of a special meeting called by the written request of a majority of the members of the Board of Directors or the written request of the holders of a majority in
amount	of  the  entire capital stock of the corporation  issued,
outstanding and entitled to vote, the notice also shall state that the meeting is being called upon such written request.

	   When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned for less than thirty (30)
days  in  any  one adjournment, it is not necessary to	give  any
notice of the adjourned meeting other than by announcement of the time and place thereof at the meeting at which the adjournment is taken.

	   Section 5. Voting Lists: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete
list  of  the  shareholders entitled  to  vote	at  the  meeting,
arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be opened to the examination
of  any  shareholder,  for any purpose germane	to  the  meeting,
during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the
notice	of  the meeting, or, if not so specified,  at  the  place
where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole
time  thereof,	and  may be inspected by any shareholder  who  is
present.

	   Section 6.  Quorum:	The holders of a majority of  the
stock  issued  and  outstanding and  entitled  to  vote  thereat,
present  in  person or represented by proxy, shall  constitute	a
quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the General Corporation
Law   of  the  State  of  Delaware  or	by  the  Certificate   of
Incorporation of the corporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such
adjourned  meeting,  at  which	a  quorum  shall  be  present  or
represented, any business may be transacted which might have been transacted at the meeting as originally notified.

	   The	shareholders present at a duly organized  meeting
may  continue  to  do business until adjournment, notwithstanding
the  withdrawal  of  enough shareholders to  leave  less  than	a
quorum.

	  Section 7.  Proxies:	Each shareholder entitled to vote
at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may vote in person or may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three
years  from  its  date, unless the proxy provides  for	a  longer
period.

	    Section  8.   Voting  of  Shares:	Unless	otherwise
provided in the Certificate of Incorporation and subject  to  the
provisions  of	the  General Corporation  Law  of  the	State  of
Delaware, each shareholder shall at every meeting of shareholders be entitled to one vote for each share of issued and outstanding
capital  stock	held by such shareholder.  If the Certificate  of
Incorporation provides for more or less than one vote for any share on any matter, any reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

	   When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

	   Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of a majority of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

	   Section  9.	Informal Action by Shareholders:   Unless
otherwise  provided  in  the Certificate  of  Incorporation,  any
action	required to be taken at any annual or special meeting  of
shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall
be  signed  by the holders of outstanding stock having	not  less
than  the  minimum  number of votes that would	be  necessary  to
authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

	   Section 10.	Presiding Officer:  The succession  order
for  purposes  of  these Bylaws shall be:  the	Chairman  of  the
Board, Executive Vice Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President in order of seniority, Vice President in order of seniority, and Secretary. In the
event  neither	the  Chairman of the Board,  the  Executive  Vice
Chairman of the Board, the Vice Chairman of the Board, nor the President is present, the shareholders may elect a Chairman of the meeting.

					ARTICLE III

					Directors

	   Section 1.  General Powers:	The business and  affairs
of  the corporation shall be managed by the Board of Directors or
by  such  Committees  of  the Board as the  Board  may	establish
pursuant to these Bylaws. The directors shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute, or by Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the shareholders.

	   Section  2.	 Number,  Term and  Qualifications:   The
number	of  directors of the corporation shall be not  less  than
five nor more than thirty. The directors, by a majority vote of the remaining directors, though less than a quorum, or by the
sole  remaining  director, shall determine the	exact  number  of
directors which shall be not less than five nor more than thirty without a Bylaw modification. Each director shall hold office
until	 his	death,	  resignation,	  retirement,	 removal,
disqualification,  or  until  his  successor   is   elected   and
qualified.   Directors	need not be residents  of  the	State  of
Delaware nor shareholders of the corporation; provided, however, that not less than three-fourths (3/4) of the directors shall be residents of the State of North Carolina and stock ownership for qualification shall be subject to North Carolina law.

	   Section 3. Election of Directors: Except as provided in Section 5 of this Article, the directors shall be elected by
written  ballot  at  the annual meeting of the	shareholders  and
those  persons who receive the highest number of votes	shall  be
deemed to have been elected.

	   Section 4. Removal: Any director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. If any directors are so removed, new directors may be elected at the same meeting.

	   Section  5.	 Vacancies:  Vacancies and newly  created
directorships  resulting  from any  increase  in  the  authorized
number	of  directors  may be filled by a majority  vote  of  the
directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of
the  whole  Board (as constituted immediately prior to	any  such
increase),  the  Court of Chancery may, upon application  of  any shareholder or shareholders owning at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to
be   held   to	 fill  any  such  vacancies  or   newly   created
directorships,	or  to	replace  the  directors  chosen  by   the
directors then in office.

	   Section  6.	Chairman of the Board:	There  may  be	a
Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

	   Section 7. Compensation: The Board of Directors may compensate directors for their services as such and may provide
for  the  payment  of  all  expenses  incurred	by  directors  in
attending regular and special meetings of the Board. Members of special or standing committees of the Board of Directors may be allowed like compensation for attending such committee meetings.

	   Section  8.	 Committees of the Board:  The	Board  of
Directors  may, by resolution adopted by a majority of the  whole
Board,	designate  one	or more committees  of	the  Board,  each
committee to consist of two or more directors of the corporation.
The  Board  may  designate  one or more  directors  as	alternate
members  of  any  committee,  who  may	replace  any  absent   or
disqualified  member at any meeting of the committee.	Any  such
committee,  to	the extent provided in the resolution  and  these
Bylaws,  shall have and may exercise the powers of the	Board  of
Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as limited by
the  provisions of the General Corporation Law of  the	State  of
Delaware;   provided,	however,   that   in   the   absence   or
disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not
disqualified from voting, whether or not he or they constitute	a
quorum,  may unanimously appoint another member of the	Board  of
Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by
resolution adopted by the Board of Directors or as set	forth  in
these  Bylaws.	Each committee shall keep regular minutes of  its
meetings and report the same to the Board of Directors when required.

					ARTICLE IV

					Meetings of Directors

	  Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and
place,	either within or without the State of Delaware,  for  the
holding  of  additional regular meetings, one of which	shall  be
held in each calendar quarter.

	   Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Executive Vice Chairman of the Board, Vice
Chairman  of  the  Board, President or any two	directors.   Such
meetings  may  be  held  either within or without  the	State  of
Delaware.

	   Section  3.	Notice of Meetings:  Regular meetings  of
the Board of Directors may be held without notice.

	   The person or persons calling a special meeting of the Board of Directors shall, at least one day before the meeting, give notice thereof by any usual means of communication. Such
notice	need  not specify the purpose for which  the  meeting  is
called,  unless a statement of the specific purpose is	otherwise
required by these Bylaws.

	   Section  4.	 Quorum:   A majority  of  the	Board  of
Directors as established by the Bylaws and fixed by the Board  of
Directors  shall  constitute  a quorum	for  the  transaction  of
business at any meeting of the Board of Directors.

	   Section  5.	 Manner of Acting:  Except  as	otherwise
provided in these Bylaws, or as specifically provided by  statute
or  by	the Certificate of Incorporation, the act of the majority
of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

	   Section  6.	 Informal  Action by  Directors:   Unless
otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may
be  taken without a meeting, if all members of the Board or of	a
committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee, whether done before or after the action so taken.


					ARTICLE V

					Executive Committee

	   Section 1. Members and General Powers: A majority of the qualified members of the Board of Directors then in office may, by proper resolution, appoint an Executive Committee which
shall  be  composed of not less than three nor	more  than  seven
directors who shall have and exercise the powers of the Board of Directors in the management of the business affairs of the corporation, except at such time as the Board of Directors is in session. However, the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting or by general rules adopted for
its  guidance.	 The  Executive  Committee  shall  not	have  any
authority   to	take  any  action  prohibited  by   the   General
Corporation Law of the State of Delaware; provided, however, that such Executive Committee shall have the power to declare dividends and to authorize the issuance of stock.

	   A  majority of the members of the Executive	Committee
shall  constitute  a  quorum.  Further, the  Executive	Committee
shall have authority to take informal action by written consent as provided in Article IV, Section 6 for the Board of Directors.

	   Section 2. Vacancies: Any vacancy occurring on the Executive Committee shall be filled by the vote of a majority of the number of qualified directors at a regular or special meeting of the Board of Directors.

	   Section  3.	 Removal:  Any member  of  the	Executive
Committee may be removed at any time with or without cause  by	a
majority of the number of qualified directors then in office.

	   Section  4.	 Minutes:  The Executive Committee  shall
keep regular minutes of its proceedings and report the same to the Board when required.

	    Section   5.    Responsibility  of	Directors:    The
designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

	   If such action taken by the Executive Committee is not thereafter formally considered by the full Board, a director may dissent from such action by filing his written objection with the
Secretary  with  reasonable promptness	after  learning  of  such
action.

	   Section  6.	 Ex Officio Members:  A majority  of  the
qualified members of the Board of Directors then in office may, by proper resolution, appoint one or more ex officio members of the Executive Committee; provided, however, that such ex officio
members   shall  not  be  included  or	counted  in  the  regular
membership  of	the  Executive	Committee  nor	included  in  the
requirements for a quorum as set forth in Section 1 above, nor shall the attendance of such ex officio members be required at any regular or special meeting of the Executive Committee nor shall such persons be required to execute written consent minutes in order for the Executive Committee to take informal action as
provided  in  Article  IV, Section 6.	Each  ex  officio  member
appointed by the Board will be eligible to vote at any regular or special meeting of the Executive Committee at which such ex officio member is in attendance.

	   Section  7.	 Chairman of the Executive Committee:	A
Chairman of the Executive Committee shall be elected by the members of the Board of Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Executive Committee and perform such other duties as may be directed by the Executive Committee.

					ARTICLE VI

					   Executive   Management
Group

	   Section  1.	 Membership and  Duties:   The	Executive
Management Group of the corporation shall consist of the Chairman of the Board and the Executive Vice Chairman of the Board, who shall be the Chief Executive Officers of the corporation. The Executive Management Group shall carry into effect all legal
directives  of the Board of Directors or the Executive	Committee
and  shall  at	all times exercise general supervision	over  the
interests, affairs and obligations of the corporation and perform all duties with reference to or incident to their offices,
subject  to  such regulations and restrictions as  the	Board  of
Directors shall from time to time determine. Each member of the Executive Management Group shall be an ex officio member of all committees to which said Executive Management Group member is not specifically appointed.

					ARTICLE VII

					Officers

	   Section  1.	 Number:  The officers of the corporation
shall consist of a Chairman of the Board, Executive Vice Chairman of the Board, Vice Chairman of the Board, President, and
Secretary  and	may  also consist of one or more  Executive  Vice
Presidents, one or more Senior Vice Presidents, one or more  Vice
Presidents,  a	Treasurer,  and other specially  designated  Vice
Presidents or Assistant Vice Presidents as may be determined by the Board of Directors, and such Assistant Secretaries and other officers as may be deemed necessary or advisable by the Board of Directors, each of which officers or assistant officers thereto shall have such powers as may be delegated to them by the Board
of  Directors,	the Executive Management Group and these  Bylaws.
Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required.

	   Section  2.	Election and Term:  The officers  of  the
corporation  shall  be elected by the Board of	Directors.   Such
elections  may be held at any regular or special meeting  of  the
Board.	  Each	officer  shall	hold  office  until  his   death,
resignation, retirement, removal, disqualification, or until his successor is duly elected and qualified.

	   Section 3.  Removal:  Any officer or agent elected  or
appointed  by  the  Board of Directors	may  be  removed  by  the
affirmative  vote  of  a majority of the Board	with  or  without
cause;	but  such  removal  shall be  without  prejudice  to  the
contract rights, if any, of the person so removed.

	   Section  4.	 Compensation:	The compensation  of  all
officers  of  the  corporation shall be fixed  by  the	Board  of
Directors or as delegated by the Board of Directors.

	   Section  5.	 Chairman  of the Board,  Executive  Vice
Chairman of the Board, Vice Chairman of the Board, and President:
The  Chairman of the Board shall preside at all meetings  of  the
Board of Directors and the meetings of shareholders. In his absence or disability, the Executive Vice Chairman shall perform the duties of the Chairman of the Board at all such meetings. In the absence or disability of both the Chairman of the Board and the Executive Vice Chairman of the Board, the Vice Chairman of the Board shall perform such duties. In the absence of all of the Chairman of the Board, Executive Vice Chairman of the Board, and the Vice Chairman of the Board, the President shall perform such duties.

	   The	Chairman  of  the Board and  the  Executive  Vice
Chairman  of  the  Board,  being the  members  of  the	Executive
Management Group, shall, subject to the control of the	Board  of
Directors,  supervise,	control and manage  the  corporation  and
shall be jointly responsible to the Board for the carrying out of the Executive Management Group functions.

	   The Chairman of the Board, the Executive Vice Chairman
of  the Board, the Vice Chairman of the Board, and the President,
or any one of them, shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, leases, mortgages, bonds, contracts or other instruments which may be
lawfully  executed  on	behalf of the corporation,  except  where
required  or permitted by law to be otherwise signed and executed
and  except  where  the signing and execution  thereof	shall  be
delegated by the Board of Directors, the Chairman of the Board or
the  Executive Management Group to some other officer  or  agent.
The  Chairman  of the Board, the Executive Vice Chairman  of  the
Board,	the  Vice Chairman of the Board, and the  President,  and
each of them, may, when exercising the authority granted in this Section, use the title of "President"; and all documents signed on behalf of the corporation by any such person, for purposes of, among other things, N.C. Gen. Stat. Sect. 47-18.3, shall be deemed to have been signed by the President of the corporation.

	   Section 6. Vice Chairman: The Vice Chairman shall be the chief operating officer of the corporation and, subject to the control of the Board of Directors, the Chairman of the Board and the Executive Management Group, shall operate, administer and
supervise  the	management of the corporation in accordance  with
these  Bylaws.	 The  Vice Chairman shall sign,  with  any  other
proper officer, all documents referred to in Section 5 above and in general, he shall perform all duties incident to the office of Vice Chairman and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the Executive Management Group from time to time.

	   Section  7.	 President:  The President shall  be  the
principal staff officer of the corporation and, subject to the control of the Board of Directors, the Chairman of the Board, the Executive Management Group, and the Vice Chairman of the Board,
shall  direct,	administer and supervise all  of  the  staff  and
support functions of the corporation in accordance with these Bylaws. The President shall sign, with any other proper officer, all documents referred to in Section 5 above, and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Executive Management Group or the Vice Chairman from time to time.

	   Section  8.	 Executive Vice Presidents,  Senior  Vice
Presidents  and  other	Vice  Presidents:   The  duties  of   the
Executive  Vice Presidents, the Senior Vice Presidents and  other
Vice  Presidents  shall  be to perform	the  tasks  assigned  and
exercise  the powers of the office given to them as  directed  by
the  Board  of	Directors, the Executive  Management  Group,  the
Chairman of the Board and the Vice Chairman of the Board, and to have such other powers as the Board of Directors shall prescribe.

	   Section 9. Secretary: The Secretary shall attend and keep accurate records of the acts and proceedings of all meetings
of  shareholders and directors.  He shall give	or  cause  to  be
given all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general
charge	of the stock transfer books of the corporation and  shall
keep, at the registered or principal office of the corporation, a
record	of  shareholders showing the name  and	address  of  each
shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and shall perform such other duties as may be assigned to him by the
Vice  Chairman, the Executive Management Group or  the	Board  of
Directors. The Secretary shall sign, with the Chairman of the Board, Executive Vice Chairman of the Board, Vice Chairman of the
Board,	President,  or	a  Vice President,  or	other  authorized
officer, certificates for shares of the corporation.

	   Section 10.	Assistant Secretaries:	In the absence of
the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall
perform  such  other duties as may be assigned	to  them  by  the
Secretary, the Vice Chairman, the Executive Management	Group  or
the Board of Directors. Any Assistant Secretary may sign, with the Chairman of the Board, Executive Vice Chairman of the Board,
Vice  Chairman	of the Board, President, or a Vice President,  or
other	authorized  officer,  certificates  for  shares  of   the
corporation.

	   Section 11. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the
direction  of  the Board of Directors.	He shall  keep	full  and
accurate  accounts of the finances of the corporation  and  shall
render	to the Vice Chairman and the Board of Directors,  at  its
regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial
condition  of the corporation.	The Treasurer, in general,  shall
perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Vice Chairman, the Executive Management Group or the Board of Directors.

	   Section 12.	Assistant Treasurers:  In the absence  of
the Treasurer or in the event of his death, inability, or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurers, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall
perform  such  other duties as may be assigned	to  them  by  the
Treasurer, the Vice Chairman, the Executive Management	Group  or
the Board of Directors.

	   Section 13. Other Officers: The duties of all officers and employees not defined and enumerated in the Bylaws shall be prescribed and fixed by the Executive Management Group and the Vice Chairman and in carrying out the authority to do all
other  acts  necessary	to be done to carry  out  the  prescribed
duties	unless	otherwise  ordered by  the  Board  of  Directors,
including  but	not  limited to the power  to  sign,  certify  or
endorse  notes,  certificates  of  indebtedness,  deeds,  checks,
drafts	or  other contracts for and on behalf of the  corporation
and/or to affix the seal of the corporation to such documents as may require it.

	   Section 14. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such
other  conditions  as may from time to time be	required  by  the
Board of Directors.

					ARTICLE VIII


Contracts, Loans, Checks and Deposits

	   Section  1.	 Contracts:  The Board of  Directors  may
authorize any officer or officers, agent or agents, to enter into any contract, lease, or to execute and deliver any instrument on
behalf	of the corporation, and such authority may be general  or
confined to specific instances. The Board of Directors may enter into employment contracts for any length of time it deems wise.

	   Section  2.	 Loans:  No loans shall be contracted  on
behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or specific in nature and scope.

	   Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

	  Section 4.  Deposits:  All funds of the corporation not
otherwise  employed from time to time shall be deposited  to  the
credit	of the corporation in such depositories as the	Board  of
Directors shall direct.

					ARTICLE IX


Certificates of Stock and Their Transfer

	    Section  1.   Certificates	of  Stock:   Certificates
representing  stock in the corporation shall be  issued  in  such
form   as  the	Board  of  Directors  shall  determine	to  every
shareholder for the fully paid shares owned by him; such stock certificates shall indicate thereon a reference to any and all
restrictive  conditions of said stock.	These certificates  shall
be  signed  by	the Chairman of the Board, or the Executive  Vice
Chairman of the Board, or the Vice Chairman of the Board, or  the
President, or any Vice President and the Secretary, an	Assistant
Secretary,  Treasurer  or  an Assistant  Treasurer  or	may  have
facsimile  signatures of such officers placed  thereon	and  such
officers shall have the power to make or order to be made by an authorized officer or transfer agent any and all transfers of the
securities  of	the  corporation.  They  shall	be  consecutively
numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books
of  the  corporation.	In case any officer,  transfer	agent  or
registrar  who has signed or whose facsimile signature	has  been
placed	upon a certificate shall have ceased to be such  officer,
transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

	  Section 2. Transfer of Stock: Transfer of stock shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be
transferred  by  the registered holder thereof	or  by	his  duly
authorized  agent,  transferee	or  legal  representative.    All
certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

	  Upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by
proper	evidence  of  succession,  assignment  or  authority   to
transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

	   Section  3.	 Fixing Record Date:  In order	that  the
corporation may determine the shareholders entitled to notice  of
or  to	vote  at  any meeting of shareholders or any  adjournment
thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

	   Section 4. Lost Certificates: The Board of Directors may authorize and direct the issuance of a new share certificate or certificates in place of a certificate or certificates claimed
to  have  been	lost,  stolen or destroyed, upon  receipt  of  an
affidavit to such fact from the person claiming the loss, theft or destruction. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the claimant, or his legal representative, to advertise the same in
such  manner  as it may require and/or to give the corporation	a
bond  in  such	sum  as  the Board may direct  to  indemnify  the
corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or
the   Board   may,  by	resolution  reciting  the   circumstances
justifying such action, authorize the issuance of the new certificate or certificates without requiring such a bond.

	   Section  5.	Registered Shareholders:  The corporation
shall  be  entitled to recognize the exclusive right of a  person
registered  on	its  books  as the owner  of  shares  to  receive
dividends,  and  to vote as such owner, and to	hold  liable  for
calls  and  assessments a person registered on its books  as  the
owner  of  shares,  and  shall not  be	bound  to  recognize  any
equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

	   Section 6.  Treasury Shares:  Treasury shares  of  the
corporation shall consist of such shares as have been issued  and
thereafter   acquired  but  not  cancelled  by	the  corporation.
Treasury shares shall not carry voting or dividend rights.

					ARTICLE X

					General Provisions

	   Section  1.	 Dividends:  Dividends upon  the  capital
stock  of  the	corporation, subject to  the  provisions  of  the
Certificate  of  Incorporation, if any, may be	declared  by  the
Board of Directors or the Executive Committee at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

	   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute
discretion,  think  proper  as	a reserve  or  reserves  to  meet
contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

	    Section  2.   Seal:   The  corporate  seal	 of   the
corporation  shall  have  inscribed  thereon  the  name  of   the
corporation,  the  year  of  its  organization	and   the   words
"Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

	   Section  3.	Annual Statement:  The Board of Directors
shall present at each annual meeting, and at any special meeting of the shareholders when called for by majority vote of the shareholders, a full and clear statement of the business and condition of the corporation.

	   Section 4.  Notice and Waiver of Notice:  Whenever any
notice	is  required to be given to any shareholder  or  director
under the provisions of the General Corporation Law of the State of Delaware or under the provisions of the Certificate of Incorporation or Bylaws of this corporation, it shall not be
construed to mean personal notice, but such notice may	be  given
in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the
United	States mail.  Notice to directors may also  be	given  by
telegram, telephone, telecopier or other electronic communication media.

	   Whenever  notice  is required to be	given  under  the
provisions  of	the  General Corporation  Law  of  the	State  of
Delaware  or  of  the Certificate of Incorporation  or	of  these
Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

	   The attendance by a director at a meeting of the Board or a committee of the Board shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

	   Section  5.	Amendments:  Except as otherwise provided
herein, these Bylaws may be altered, amended or repealed and  new
bylaws	may  be adopted at any regular meeting of  the	Board  of
Directors or the shareholders, or at any special meeting of the Board of Directors or shareholders if notice of such alteration, amendment, repeal or adoption, be contained in the notice of said special meeting.

	   Section  6.	 Fiscal  Year:	The fiscal  year  of  the
corporation shall be fixed by the Board of Directors.

	   Section  7.	 Indemnification:  The corporation  shall
indemnify its officers, directors, employees and agents to the maximum extent permitted by the General Corporation Law of the State of Delaware.

	   Section  8.	Disallowance of Deductions:  Any payments
made to or on behalf of an officer or director of the corporation, including salary, commission, bonus, interest, rent
or   entertainment  expense  incurred  by  him,  which	shall  be
disallowed  in	whole or in part as a deductible expense  of  the
corporation   by   the	Internal  Revenue   Service   (and   such
determination shall be acceded to by the corporation, or such determination shall be rendered final by the appropriate taxing authority, or a judgment of a court of competent jurisdiction and no appeal shall be taken therefrom, or the applicable period for filing notice of appeal shall have expired), then such sum shall be reimbursed by such officer or director to the corporation to
the  full extent of such disallowance.	It shall be the  duty  of
the  Board  of Directors to enforce the payment of any	such  sum
disallowed and such repayment may not be waived. However, in lieu of such direct payment by the officer or director involved to the corporation, and subject to the determination of the Board of Directors in its sole discretion, proportionate amounts may be
withheld  from	future compensation payments of such  officer  or
director until the amount owed to the corporation as a result of such disallowance has been fully recovered.